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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 ("the Registration Statement") of our report dated February 7, 2003, relating to the financial statements of New York Life Insurance and Annuity Corporation, which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

New York, New York
April 15, 2003